UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

OMINTO, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 307

Boca Raton, FL 33432

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 561-362-2393

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.

Effective December 1, 2016 (the “Effective Date”), the Board of Directors (the “Board”) of Ominto, Inc., a Nevada corporation (the “Company”), appointed Jaye Connolly-LaBelle (“Ms. Connolly-LaBelle”), to the Board to serve as a director of the Company until her successor is duly elected, qualified and seated or until her earlier resignation or removal.

In addition to being a member of the Board, it is anticipated that Ms. Connolly-LaBelle will be the Chairperson of the Audit Committee, effective as of the Effective Date. As compensation for her services, Ms. Connolly-LaBelle will receive a retainer of $2,500 per month and was granted an option to purchase 50,000 shares of the Company’s common stock, vesting monthly over three years. Ms. Connolly-LaBelle will also be reimbursed for business travel to attend meetings of the Board.

There are no arrangements or understandings between Ms. Connolly-LaBelle and any person pursuant to which Ms. Connolly-LaBelle was made a director, and there are no actual or proposed transactions between Ms. Connolly-LaBelle or any of her related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with her appointment as a director of the Company.

On December 1, 2016, the Company issued a press release regarding Ms. Connolly-LaBelle’s appointment, a copy of which is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 1, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMINTO, INC.

Date: December 1, 2016	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 1, 2016.

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